As filed with the Securities and Exchange Commission on November 10, 2008

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Burlington Northern Santa Fe Corporation

(Exact name of registrant as specified in its charter)

Delaware	41-1804964
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2650 Lou Menk Drive Fort Worth, Texas 76131-2830 (800) 795-2673	Roger Nober 2650 Lou Menk Drive Fort Worth, Texas 76131-2830 (817) 352-1460
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert E. Buckholz, Jr. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	John D. Geddes Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee(1)
Debt Securities		(2)		(2)		(2)		(2)

(1)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices.

PROSPECTUS

Burlington Northern Santa Fe Corporation

Debt Securities

Burlington Northern Santa Fe Corporation (“BNSF”) may offer the debt securities as separate series in amounts, at prices, and on terms to be determined at the time of sale. For each offering, a prospectus supplement will accompany this prospectus and will contain all the terms of the series of debt securities for which this prospectus is being delivered.

BNSF may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The accompanying prospectus supplement sets forth information regarding the underwriters or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents, and their controlling persons.

This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2008.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the debt securities described in this prospectus and any applicable prospectus supplement, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

i

BURLINGTON NORTHERN SANTA FE CORPORATION

BNSF is engaged primarily in railroad transportation through its ownership of its principal operating subsidiary, BNSF Railway Company (“BNSF Railway”). BNSF Railway operates one of the largest railroad networks in North America with approximately 32,000 route miles in 28 states and two Canadian provinces. In particular, BNSF Railway serves all major ports in the western United States, certain Gulf ports and Mexican and Canadian gateways and important gateways to the eastern United States.

BNSF Railway derives a substantial portion of its revenues from transportation services provided by the following business groups: Consumer Products, which includes the business areas of international intermodal, domestic intermodal (truckload/intermodal marketing companies and expedited truckload/less-than-truckload), and automotive; Industrial Products, including the business areas of construction products, building products, petroleum products, chemicals and plastic products, and food and beverages); Coal; and Agricultural Products.

BNSF’s principal executive offices are located at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, telephone number (800) 795-2673.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth BNSF’s ratio of earnings to fixed charges for the periods shown.

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Earnings to Fixed Charges(1)	4.84x	4.47x	4.62x	4.90x	4.63x	3.10x	3.01x

(1)	For purposes of this ratio, earnings are calculated by adding fixed charges (excluding capitalized interest) to pre-tax income or loss from continuing operations adjusted for equity method investee income and amortization of capitalized interest. Fixed charges consist of interest on indebtedness (including amortization of debt discount and premium) and an estimate of the portion of rental expense under long-term operating leases representative of an interest factor.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, BNSF will use the net proceeds from the sale of the debt securities for general corporate purposes, including working capital, capital expenditures, and debt repayment, and to repurchase its common stock from time to time pursuant to its share repurchase program.

DESCRIPTION OF DEBT SECURITIES

General

BNSF will issue the debt securities under an Indenture dated as of December 1, 1995, as amended (the “Indenture”), between BNSF and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as Trustee. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part (incorporated by reference to Exhibit 4 to BNSF’s Registration Statement on Form S-3 filed on February 8, 1999). BNSF may issue the debt securities from time to time in one or more series. The particular terms of each series will be described in a prospectus supplement and may be different than those described here.

The summaries of certain provisions of the Indenture described below are not complete and are qualified in their entirety by reference to all the provisions of the Indenture. If BNSF refers to particular sections or capitalized defined terms of the Indenture, those sections or defined terms are incorporated by reference into this prospectus or the prospectus supplement.

BNSF is a holding company that conducts its operations through its operating subsidiaries. Accordingly, BNSF’s ability to pay principal and interest on the debt securities depends, in part, on its ability to obtain dividends or loans from its operating subsidiaries, which may be subject to contractual restrictions. In addition, the rights of BNSF and the rights of its creditors, including holders of the debt securities, to participate in any distribution of the assets of a subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors, except to the extent BNSF itself may be a creditor with recognized claims against the subsidiary.

The covenants in the Indenture will not necessarily afford the holders of the debt securities protection in the event of a decline in BNSF’s credit quality resulting from highly leveraged or other transactions involving BNSF.

BNSF may issue separate series of debt securities under the Indenture from time to time without limitation on the aggregate principal amount. BNSF may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) BNSF may issue either senior or subordinated debt securities under the Indenture. The senior debt securities and, in the case of senior debt securities issued in bearer form, any related interest coupons, will constitute part of BNSF’s senior debt and will rank equally with all of its other unsecured and unsubordinated debt. The subordinated debt securities and, in the case of subordinated debt securities issued in bearer form, any related interest coupons, will be subordinated in right of payment to all of BNSF’s senior indebtedness. The prospectus supplement for any series of subordinated debt securities or the information incorporated by reference in this prospectus will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. The Indenture does not limit BNSF’s ability to incur additional senior indebtedness. The applicable prospectus supplement will describe the detailed terms of any subordination provision for that series.

The applicable prospectus supplement will describe the following terms of the debt securities (to the extent applicable):

(1) the price of the debt securities;

(2) the title of the debt securities;

(3) the ranking of the debt securities;

(4) any limit on the aggregate principal amount of the particular series of debt securities;

(5) the principal payment date or dates;

(6) the interest rate at which the debt securities will bear interest, the date or dates from which interest will accrue, the interest payment dates and the associated regular record date for payment of interest;

(7) the place where principal and interest will be paid on the debt securities;

(8) whether and how debt securities may be redeemed;

(9) whether BNSF is obligated to redeem or purchase debt securities pursuant to any sinking fund or similar arrangement and, if so, the terms of the arrangement;

(10) whether BNSF is obligated to purchase debt securities solely from proceeds of the sale of specified stock and, if so, the terms of the arrangement;

(11) the denominations of the debt securities, if other than denominations of $1,000;

(12) whether the amount of principal of or interest on the debt securities may be determined with reference to an index or pursuant to a formula and how the amounts will be determined;

(13) any foreign currency in which the principal of or interest on the debt securities may be paid and the manner in which the principal amount thereof would be translated into the currency of the United States of America for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time;

(14) any alternate currency in which the principal of or interest on the debt securities is to be payable and the periods and the terms for payment;

(15) how much of the principal amount of the debt securities will be payable upon declaration of acceleration of the maturity of the debt securities if more or less than the entire amount;

(16) if the principal amount payable at the stated maturity of the debt securities will not be known any time before the stated maturity, the amount deemed to be the principal amount as of that date for any purpose (or, the manner in which the deemed principal amount is to be determined), including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of that date;

(17) the applicability of the provisions of the Indenture described under “Defeasance and Covenant Defeasance—Defeasance and Discharge” or “Defeasance and Covenant Defeasance—Defeasance of Certain Covenants”;

(18) whether any debt securities will be issued in the form of one or more global securities and, if so, the depositaries for the global securities, the form of any legend to be placed on the global securities in addition to or instead of the legend referred to under “Global Securities” and, if different from those described under “Global Securities”, any circumstances under which the global securities may be exchanged for registered debt securities, and how any transfer of the global securities may be registered, in the names of persons other than the depositary for the global securities or its nominee;

(19) whether the debt securities will be subject to optional interest rate reset provisions;

(20) whether the debt securities will be subject to optional extensions of maturity provisions;

(21) any addition to or change in the events of default applicable to the debt securities and any change in the right of the Trustee or the holders to declare the principal amount of the debt securities due and payable;

(22) the right or the obligation, if any, to extend interest payments and, if so, the terms of the extension;

(23) the subordination of the terms of any series;

(24) whether and under what circumstances BNSF will pay additional amounts to any holder or any type of holder of a Security or of a trust related to a Security in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option);

(25) any addition to or change in the covenants in the Indenture applicable to the debt securities; and

(26) any other terms of the debt securities. (Section 301)

Debt securities may be sold at a substantial discount below their principal amount. Any United States income tax considerations applicable to debt securities that provide for an amount less than the principal amount to be due and payable upon acceleration of the maturity of the security (commonly referred to as original issue discount securities) may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities which are denominated in a foreign currency may be described in the applicable prospectus supplement.

Form, Exchange and Transfer

BNSF will issue the debt securities of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000. (Section 302)

Holders may, at their option, but subject to the terms of the Indenture and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

Subject to the terms of the Indenture and the limitations that apply to global securities, holders may exchange debt securities as provided above or present for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by BNSF. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. The transfer or exchange will be made after the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. BNSF has appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by BNSF for any debt securities will be named in the applicable prospectus supplement. (Section 305) BNSF may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, BNSF will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

If the debt securities are to be partially redeemed, BNSF will not be required to:

•	issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of mailing of a notice of redemption and ending on the day of the mailing; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 305)

Global Securities

Any of the debt securities may be represented by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. Unless otherwise provided in the prospectus supplement, the global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or other successor depositary appointed by BNSF (DTC or such other depositary is referred to in this prospectus as the “depositary”) and registered in the name of the depositary or its nominee. The global security will bear a legend regarding the restrictions on exchange and registration of transfer referred to below and any other matters as may be provided for in the Indenture. Debt securities will not be issued in definitive form unless the prospectus supplement states otherwise.

No global security may be exchanged for registered debt securities, and no transfer of a global security may be registered in the name of any person other than the depositary or its nominee unless:

•	the depositary has notified BNSF that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary as required by the Indenture;

•	an event of default occurs and continues with respect to the debt securities represented by the global security; or

•

there exist any other circumstances described in the applicable prospectus supplement. All debt securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs. (Sections 204 and 305)

The depositary has advised BNSF as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

When BNSF issues debt securities represented by a global security, purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except when use of the book-entry system for the debt securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

When the depositary, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as described above, beneficial owners:

•	will not be entitled to have debt securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered the owners or holders of the global security or any debt securities represented by the global security for any purpose under the Indenture.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Unless otherwise specified in the applicable prospectus supplement, holders may elect to hold interests in the debt securities in global form through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear System will hold interest on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

Global Clearance and Settlement Procedures

Initial settlement for debt securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxemboug and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in debt securities settled during the processing will be reported to the relevant Euroclear Participant or Clearstream Participant on that business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of the sale of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following the settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. The information in this section concerning DTC, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Payment and Paying Agents

BNSF will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. (Section 307)

BNSF will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that BNSF designates. BNSF may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. BNSF has designated the corporate trust office of the Trustee in Hartford, Connecticut as BNSF’s sole paying agent for payments on the debt securities. Any other paying agents initially designated by BNSF for the debt securities will be named in the applicable prospectus supplement. BNSF may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. BNSF must maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

Any money paid by BNSF to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to BNSF at BNSF’s request. (Section 1003)

Negative Pledge

In the Indenture, BNSF covenants that it will not, and it will not permit any subsidiary to, create, assume, incur or suffer to exist any lien upon the stock of BNSF Railway (or any successor or assign of BNSF Railway, whether by merger or otherwise) to secure any obligation (other than debt securities issued under the Indenture) of BNSF, any of its subsidiaries or other person, unless all of the outstanding debt securities are directly secured equally and ratably with the obligation. (Section 1008) For purposes of the Indenture, “lien” means any mortgage, pledge, lien or any other encumbrances.

Consolidation, Merger and Sale of Assets

BNSF may not consolidate or merge with any entity, or convey, transfer or lease substantially all of its properties and assets to any entity, and may not permit any entity to convey, transfer or lease substantially all of its properties and assets to BNSF, unless:

•

the successor entity (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes BNSF’s obligations on the debt securities and under the Indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and continue. (Section 801)

Events of Default

Each of the following will constitute an event of default under the Indenture with respect to debt securities:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt securities of that series when due, continued for 30 days;

(3) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(4) failure to perform, or breach of, any other covenant or warranty of BNSF in the Indenture with respect to debt securities of that series (other than a covenant included in the Indenture solely for the benefit of a particular series other than that series), continued for 90 days after written notice has been given to BNSF by the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the Indenture; and

(5) certain events involving bankruptcy, insolvency or reorganization. (Section 501)

If an event of default (other than an event of default described in clause (4) above that applies to all outstanding debt securities) with respect to the debt securities of any series at the time outstanding occurs and continues, either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately by giving notice as provided in the Indenture. If an event of default described in the preceding sentence applies to any debt security that is an original issue discount security or the principal amount of the debt security is not then determinable, the portion of the principal amount of the debt security, or other amount in lieu of the principal amount, as may be specified in the terms of the debt security, may be declared to be due and payable immediately as provided in the preceding sentence. If an event of default described in clause (4) above that applies to all outstanding debt securities occurs and continues, either the Trustee or the holders of at least 25% of the aggregate principal amount of all the debt securities then outstanding (treated as one class) may declare the principal amount of all the debt securities then outstanding to be due and payable immediately by giving notice as provided in the Indenture. If an event of default described in the preceding sentence applies to any debt security that is an original issue discount security, the portion of the principal amount of the debt security as may be specified in the terms of the debt security may be declared to be due and payable immediately as provided in the preceding sentence. After the acceleration of a series, but before a judgment or decree based on acceleration is rendered, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see “Modification and Waiver.”

If an event of default occurs and is continuing, generally the Trustee will be under no obligation to exercise any of its rights under the Indenture at the request of any of the holders, unless those holders offer to the Trustee reasonable indemnity. (Section 603) If the Trustee is offered reasonable indemnity under the Indenture, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the Trustee; or

•	exercising any trust or power conferred on the Trustee with respect to the debt securities of that series. (Section 512)

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee or for any other remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default;

•

the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the relevant series have made written request, and the holder or holders have offered reasonable indemnity, to the Trustee to institute the proceeding; and

•

the Trustee has failed to institute a proceeding, and has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of the relevant series a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 507)

However, the limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on any debt security on or after the applicable due date specified in the debt security. (Section 508)

BNSF will furnish annually a statement to the Trustee by certain of its officers as to whether or not BNSF, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all known defaults. (Section 1004)

Modification and Waiver

Modifications and amendments of the Indenture may be made by BNSF and the Trustee with the consent of the holders of a majority of aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. No modification or amendment may, without the consent of the holder of each affected outstanding debt security:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, or any premium or interest on, any debt security;

(3) reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of maturity;

(4) change any place of payment where, or the currency in which, principal of, or any premium or interest on, any debt security is payable ;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(6) reduce the percentage of the principal amount of outstanding debt securities of any series that is required to consent to the modification or amendment of the Indenture;

(7) reduce the percentage of the principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(8) make certain modifications to the provisions with respect to modification and waiver. (Section 902)

The holders of a majority of the aggregate principal amount of the outstanding debt securities of any series may waive any past default or compliance with certain restrictive provisions under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series. (Sections 513 and 1009)

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date:

(1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable at that time if the debt security was accelerated to that date;

(2) if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security; and

(3) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in that clause).

Certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of the Indenture, will not be deemed to be outstanding. (Section 101)

BNSF will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, that action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or a shorter period as specified by BNSF (or the Trustee, if it sets the record date) and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the provisions of Section 1402, relating to defeasance and discharge of indebtedness, or Section 1403, relating to defeasance of certain restrictive covenants in the Indenture, will apply to the debt securities of any series or to any specified part of a series. (Section 1401)

Defeasance and Discharge. Section 1402 of the Indenture provides that BNSF may be discharged from all its obligations with respect to the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust). To be discharged from those obligations, BNSF must deposit in trust for the benefit of the holders of the debt securities money or U.S. government obligations, or both, which, through the payment of principal and interest on the deposited money or U.S. government obligations, will provide enough money to pay the principal of and any premium and interest on the debt securities on the stated maturities in accordance with the terms of the Indenture and the debt securities. BNSF may only do this if, among other things, BNSF has delivered to the Trustee an opinion of counsel to the effect that BNSF has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance and discharge were not to occur. (Sections 1402 and 1404)

Defeasance of Certain Covenants. Section 1403 of the Indenture provides that:

•

in certain circumstances, BNSF may omit to comply with certain restrictive covenants, including those described under “Negative Pledge” and any that may be described in the applicable prospectus supplement; and

•

in those circumstances, the occurrence of certain events of default, which are described above in clause (4) (with respect to the restrictive covenants) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default with respect to the debt securities.

BNSF, to exercise this option, will be required to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest on the deposited money or U.S. government obligations, will provide enough money to pay the principal of and any premium and interest on the debt securities on the stated maturities in accordance with the terms of the Indenture and the debt securities. BNSF will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If BNSF exercises this option with respect to any debt securities and those debt securities are accelerated because of the occurrence of any event of default, the amount of money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on those debt securities at the time of their stated maturities but might not be sufficient to pay amounts due on those debt securities upon that acceleration. In that case, BNSF will remain liable for the payments. (Sections 1403 and 1404)

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register. (Sections 101 and 106)

Title

BNSF, the Trustee and any of their agents may treat the registered holder of a debt security as the absolute owner of the debt security for the purpose of making payment and for all other purposes. (Section 309)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

Regarding the Trustee

The Trustee has lending and other customary banking relationships with BNSF.

PLAN OF DISTRIBUTION

BNSF may sell the securities:

•	through an underwriter or underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers, including affiliates of BNSF; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the offerings of any securities. The initial public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.

If underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from BNSF or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The securities may be sold in one or more transactions either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

BNSF may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933. BNSF may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for BNSF or subsidiaries of BNSF in the ordinary course of business.

If so indicated in a prospectus supplement, BNSF will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from BNSF pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The prospectus supplement will also contain the commission payable for solicitation of any of these contracts.

Offers to purchase securities may be solicited directly by BNSF and sales of securities may be made by BNSF directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of any such sales will be described in the prospectus supplement relating to the securities. Except as contained in the applicable prospectus supplement, no director, officer or employee of BNSF will solicit or receive a commission in connection with direct sales by BNSF of the securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities offered by this prospectus may be passed upon for BNSF by Sullivan & Cromwell LLP, New York, New York, and for the underwriters, dealers, or agents, if any, by Baker Botts L.L.P., Houston, Texas.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of BNSF for the three-month periods ended March 31, 2008 and 2007, the three-month and six-month periods ended June 30, 2008 and 2007, and the three-month and nine-month periods ended September 30, 2008 and 2007, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 23, 2008, July 23, 2008, and October 23, 2008, respectively, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU MAY FIND MORE INFORMATION

BNSF files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). BNSF’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document BNSF files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room, including copying fees.

BNSF has filed a registration statement with the SEC under the Securities Act of 1933. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that BNSF makes in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, BNSF refers you to the exhibit for a more complete description of the matter involved, and each statement that BNSF makes is qualified in its entirety by such reference.

The SEC allows BNSF to “incorporate by reference” the information it files with them, which means that BNSF can disclose important information to you simply by referring you to documents which BNSF has filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that BNSF files later with the SEC will automatically update and supersede this information. BNSF incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until completion of the sale of the securities to the public and the following documents:

(1) Annual Report on Form 10-K for the year ended December 31, 2007;

(2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008; and

(3) Current Reports on Form 8-K filed on March 14, 2008, May 7, 2008, and July 24, 2008 (Film No. 08967991).

If you would like a copy of any of the documents incorporated by reference into this prospectus, please make your request in writing or by telephone to:

Burlington Northern Santa Fe Corporation

2500 Lou Menk Drive

Fort Worth, Texas 76131-2830

Attention: Vice President—Investor Relations

Telephone: (817) 352-6861

BNSF will provide you with the copies you request free of charge (other than the exhibits to the requested documents unless they are specifically incorporated by reference into the documents).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:

SEC Registration Fee		$(1)
Legal Fees and Expenses	$600,000
Accounting Fees and Expenses	$300,000
Rating Agency Fees	$4,100,000
Trustee’s Fees and Expenses	$24,000
Printing and Engraving Expenses	$150,000
Blue Sky Fees and Expenses	$-0-
Miscellaneous	$16,000

Total	$5,190,000

(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r).

Item 15.	Indemnification of Officers and Directors

BNSF is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware (the “Delaware Statute”) provides for indemnification of directors, officers, and employees in certain situations. The Delaware Statute, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute expressly permits indemnification for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute expressly provides for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute also permits advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware Statute specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer, or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

The By-Laws of BNSF provide that BNSF shall indemnify and hold harmless, to the full extent permitted by law, any person made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of BNSF, or served or serves as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, at the request of BNSF. BNSF has entered into agreements with each of its directors and officers, pursuant to which BNSF has agreed to indemnify such directors and officers to the fullest extent permitted by applicable law.

BNSF also maintains directors’ and officers’ liability insurance which purports to insure BNSF against certain costs of indemnification which may be incurred by BNSF pursuant to the foregoing provisions, and to insure directors and officers of BNSF against certain liabilities incurred by them in the discharge of their function as such officers and directors, except for liabilities resulting from their own malfeasance.

Item 16.	Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Index to Exhibits which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(4) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 10, 2008.

BURLINGTON NORTHERN SANTA FE CORPORATION

By:	/s/ MATTHEW K. ROSE
Matthew K. Rose Chairman, President and Chief Executive Officer

Each person whose signature appears below hereby authorizes any Authorized Officer acting alone to execute in the name of such person and in the capacity indicated below, and to file, any amendments (including post-effective amendments) to this registration statement which any Authorized Officer deems necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, and to take any other action on behalf of such person which any Authorized Officer deems necessary or desirable in connection therewith. The term “Authorized Officer” as applied with respect to any action taken pursuant to this power of attorney means (1) any person who is the Registrant’s Chairman, President and Chief Executive Officer, Executive Vice President and Chief Financial Officer or Executive Vice President Law and Secretary at the time such action shall be taken and (2) any other officer of the Registrant or a wholly-owned subsidiary of the Registrant who shall be authorized by any person identified in clause (1) to act as an Authorized Officer for purposes of this paragraph.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities indicated on November 10, 2008.

/S/ MATTHEW K. ROSE
Matthew K. Rose, Chairman, President and Chief Executive Officer (Principal Executive Officer), and Director

/S/ THOMAS N. HUND
Thomas N. Hund, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ PAUL W. BISCHLER
Paul W. Bischler, Vice President and Controller (Principal Accounting Officer)

/S/ ALAN L. BOECKMANN
Alan L. Boeckmann, Director

/S/ DONALD G. COOK
Donald G. Cook, Director

/S/ VILMA S. MARTINEZ
Vilma S. Martinez, Director

/S/ MARC F. RACICOT
Marc F. Racicot, Director

/S/ ROY S. ROBERTS
Roy S. Roberts, Director

/S/ MARC J. SHAPIRO
Marc J. Shapiro, Director

/S/ J.C. WATTS, JR.
J.C. Watts, Jr., Director

/S/ ROBERT H. WEST
Robert H. West, Director

/S/ J. STEVEN WHISLER
J. Steven Whisler, Director

/S/ EDWARD E. WHITACRE, JR.
Edward E. Whitacre, Jr., Director

INDEX TO EXHIBITS

Exhibit Number	Description of Document
*1	Underwriting Agreement

4	Indenture, dated as of December 1, 1995, between BNSF and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4 to BNSF’s registration statement on Form S-3 (Commission File No. 333-72013))

5	Opinion of Sullivan & Cromwell LLP (filed herewith)

12.1	Computation of ratio of earnings to fixed charges for each of the years ended December 31, 2007, 2006, 2005, 2004 and 2003 (incorporated by reference to Exhibit 12.1 to BNSF’s Annual Report on Form 10-K (Commission File No. 1-11535))

12.2	Computation of ratio of earnings to fixed charges for the nine months ended September 30, 2008 (incorporated by reference to Exhibit 12.1 to BNSF’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (Commission File No. 1-11535))

15	Independent Registered Public Accounting Firm’s Awareness Letter (filed herewith)

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24	Powers of Attorney (included on the signature page of this registration statement)

25	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. on Form T-1 as trustee for the BNSF Debt Securities (filed herewith)

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.